Exhibit 10.1

AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”), is made as of May 20, 2022, by and among Ideanomics, Inc. (“Parent”), Longboard Merger Corp., Via Motors International, Inc. (the “Company”), and Shareholder Representative Services LLC solely in its capacity as Shareholders’ Representative. Each of the foregoing is referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties have previously entered into a certain Agreement and Plan of Merger dated August 30, 2021 (the “Merger Agreement”), pursuant to which Merger Corp will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of the Parent (the “Merger”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement; and

WHEREAS, the Parties desire and agree to amend certain terms set forth in the Merger Agreement on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, mutually agree as follows:

1.	The following defined terms in Section 1.1 of the Agreement are hereby deleted and replaced with the following:

“Secured Convertible Promissory Note” means the first priority Secured Convertible Promissory Note, issued by the Company to the order of the Parent, dated August 30, 2021 and as amended pursuant to a certain Amendment No.1 to Secured Convertible Promissory Note dated May 20, 2022.

“Secured Convertible Promissory Note Amount” means forty-four million eight hundred eighteen thousand one hundred eleven ($44,818,111) dollars plus accrued but unpaid interest.

2.	Section 9.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d)    by written notice by either the Company or Parent to the other, at any time after June 15, 2022 if the Closing shall not have occurred on or prior to such date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to such party if the action or inaction of such party or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;”

3.	Except to the extent herein expressly modified by the foregoing provisions of this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

4.	This Amendment may be executed by electronic signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

IDEANOMICS, INC., a Nevada corporation

By:	/s/ Alfred Poor
Name:	Alfred Poor
Title:	Chief Executive Officer

LONGBOARD MERGER CORP., a Delaware corporation

By:	/s/ Alfred Poor
Name:	Alfred Poor
Title:

VIA MOTORS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Alan Perriton
Name:	Alan Perriton
Title:	President

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:	/s/ Sam Riffe
Name:	Sam Riffe
Title:	Managing Director

[Signature Page to Amendment No.1 to the Merger Agreement]